                                                                   EXHIBIT 10.16


                          XYZ SHAREHOLDERS AGREEMENT



                                                                         PARTIES

                                 CENTURY UNITED PROGRAMMING VENTURES PTY LIMITED


                                          FOXTEL MANAGEMENT PTY LIMITED as agent
                                                      for the Foxtel Partnership


                                                   XYZ ENTERTAINMENT PTY LIMITED


                                              CENTURY PROGRAMMING VENTURES CORP.


                                                  UIH AUSTRALIA PROGRAMMING INC.



                                                                           DATED

                                                                6 September 1995

                                                            TRESS COCKS & MADDOX
                                                           Solicitors & Notaries
                                                                        Level 20
                                                                 135 King Street
                                                                 SYDNEY NSW 2000

                                                                   DX 123 SYDNEY

                                                              Tel: (02) 221.2744
                                                              Fax: (02) 221.4988
                                                                 Ref: AJS:951049

                         TABLE OF CONTENTS
- ---------------------------------------------------------------------


DEFINITIONS AND INTERPRETATIONS..................................... 1
     Interpretation................................................. 4
     Accounting Standards........................................... 4
     Inconsistency.................................................. 5
INITIAL CONTRIBUTIONS............................................... 5
REPRESENTATIONS AND WARRANTIES...................................... 6
MANAGEMENT OF XYZ GROUP............................................. 9
     Board of Directors............................................. 9
     Chairman.......................................................10
     Decisions to be made by the Board..............................11
     Shareholder Obligations........................................13
     Execution of Agreements........................................15
     XYZ Consultancy Services.......................................15
     Wasted Assets..................................................15
MASTER BUSINESS PLANS AND ANNUAL BUDGETS............................15
     Master Business Plans..........................................15
     Annual Budgets.................................................16
FUNDING PRINCIPLES..................................................17
     Variation to Joint Venture Agreement...........................17
     Contributions..................................................17
FINANCIAL STATEMENTS AND DISTRIBUTIONS..............................18
     Financial Statements...........................................18
     US Reporting...................................................18
     Distributions..................................................18
INTELLECTUAL PROPERTY...............................................19
RESTRICTIONS ON TRANSFER............................................19
     Issue of Newco Sale Notice.....................................20
     Acceptance of Offer............................................20
     Assignment of Newco agreements on completion...................21
     Newco.II Control...............................................21
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     Effective Control..............................................21
CHANNEL NAME CHANGE.................................................21
AMENDMENT TO CLAUSE 6.7(a) JOINT VENTURE AGREEMENT..................22
GENERAL.............................................................22
     Termination....................................................22
     Further Assurance..............................................22
     Assignment.....................................................22
     Notices........................................................23
     Counterparts...................................................23
     Severability...................................................23
     Costs and Expenses.............................................23
     No Partnership or Agency.......................................23
     Waiver.........................................................24
     Variation......................................................24
     Governing Law..................................................24

THIS AGREEMENT dated 6 September 1995

PARTIES CENTURY UNITED PROGRAMMING VENTURES PTY LIMITED (ACN 069 957 759) of Level 7, 55 Grafton Street, Woollahra, NSW 2025 (`Newco');

         FOXTEL MANAGEMENT PTY LIMITED (ACN 068 671 938) of Level 5, 182 George Street, Sydney as agent for the Foxtel Partnership (`Foxtel');

         XYZ ENTERTAINMENT PTY LIMITED (A.C.N. 066 812 119) of Level 2, 100 Harris Street, Pyrmont, NSW 2009 (`XYZ');

         CENTURY PROGRAMMING VENTURES CORP, a Nevada Corporation, of 50 Locust Avenue, New Canaan, Connecticut, USA 06840 (`Century'); and

         UIH AUSTRALIA PROGRAMMING INC., a company incorporated under the laws of the State of Colorado, USA of 4643 South Ulster Street, Denver, Colorado USA (`UIH').

INTRODUCTION

A. On 30 June 1995 Newco, Foxtel, XYZ and others entered into the Joint Venture Agreement in respect of XYZ.

B.  XYZ is the joint venture company.

C. Newco and Foxtel will be shareholders in XYZ and this Agreement will further regulate their respective rights and obligations in respect of XYZ and the XYZ Group.

D. Pursuant to the Joint Venture Agreement Foxtel has agreed to subscribe for Shares in XYZ in accordance with Clause 2.

IT IS AGREED

1.  DEFINITIONS AND INTERPRETATIONS

1.1 In this Agreement all words have the meaning referred to in the Joint Venture Agreement unless defined below, and unless the context otherwise requires:

    `A$' or `Australian dollars' means the lawful currency of the Commonwealth of Australia;

     `Annual Budget' means the budget approved by the Board for each Financial Year in accordance with clause 5.2;

     `Board' means the board of directors of XYZ;

     `Business' means XYZ's business of acquiring, compiling, developing, producing and selling to distributors the Channels;

     `Business Day' means any day (other than a day which is a Saturday, Sunday or public holiday) on which trading banks are open for business in Sydney;

     `Call Date' means the dates established in the Annual Budget or determined by the Board as the dates on which Contributions are to be made to XYZ by the Shareholders;

     `Call Notice' means a notice issued by the Board under Clause 6.2(b);

     `Contribution' means a financial contribution made by a Shareholder to XYZ in accordance with a Call Notice or otherwise, whether by subscription for Securities or by way of loan or any financial accommodation for the benefit of XYZ and accepted as a Contribution by the Board;

     `Director' means a member of the Board;

     `Disclosure Material' means the documents so entitled and signed for identification by the parties;

     `Financial Year' means each period of 12 months ending on 30 June;

     `Intellectual Property' means all patentable inventions, copyrights, trade marks, and designs which are developed by XYZ in carrying on the Business or is Intellectual Property developed by one Shareholder which it deems and the other Shareholders accept as being XYZ's Intellectual Property;

     `Joint Venture Agreement' means the Heads of Agreement for Joint Venture between the parties and Century Programming Ventures Corp, Century Communications Corp, United International Holdings Inc. and others dated 30 June 1995 and which provides for Foxtel and Newco to become equal shareholders in XYZ;

     `Newco Shareholders Deed' means the Deed between Century, UIH and Newco dated 30 June 1995;

     `Program' has the meaning given in the Program Licence Agreement, being
     Schedule 13 to the Joint Venture Agreement;

     `Programming Licence Agreements' means all of the rights under the licences entered into by XYZ or XYZ Programming Pty Limited up to Closure relating to the Programs used or useable in the Business;

     `Securities' has the meaning referred to in the Corporations Law, and includes in relation to XYZ and any other corporation any of:

     (a) fully or partly paid shares in the capital of such corporation (including stock);

     (b) options in respect of, or rights to subscribe for, any such shares, securities (debt or equity) convertible into or exchangeable into such shares; and

     (c) securities (debt or equity) whether or not convertible to shares, the income and/or capital rights of which are determined by reference to, or as a proportion of, the economic interest in such corporation (together with options to subscribe for any such securities and securities convertible into, or exchangeable for, any such securities),

     `Share' means a fully paid ordinary share of A$1.00 par in the capital of XYZ from time to time;

     `Shareholders' means Newco and Foxtel and any person referred to in paragraph 3 of Schedule 1 on that person becoming a party to this Agreement;

     `Shareholder's Economic Entitlement' or `Economic Entitlement' of a particular Shareholder means, at any time but subject to clause 6.2(e), the percentage represented by the fraction, the numerator of which is the total Contributions to XYZ made by that Shareholder (and in the case of Newco including all loans made to XYZ by Century and UIH Australia) and the denominator of which is the total Contributions to XYZ made by all Shareholders (including all loans made to XYZ by Century and UIH Australia);

     `Software Licences' means licences of the software known as Broadcasting Scheduling Software and Microsoft Office Professional;

     `Subsidiary' means any body corporate in which XYZ directly or indirectly through one or more intermediaries owns more than 50% of voting rights;

     `Subsidiary Board' means the board of directors of any Subsidiary; and

     `Trade Marks' means those trade mark applications and any consequent registrations in the name of XYZ for the trade marks known as Max, Red, Quest, Arena, Lifetime Entertainment and City TV;

     `XYZ Boards' means the boards of directors of each company from time to time in the XYZ Group; and

     `Wasted Assets' means the XYZ owned items referred to in Schedule 3.

1.2  Interpretation

     This Agreement shall be interpreted in the same manner as the Joint Venture Agreement.

1.3  Accounting Standards

     (a) Unless otherwise provided in this Agreement in respect of any accounting practice relevant to the matters the subject of this or the Joint Venture Agreement, the following accounting standards apply:

          (i)    the accounting standards required under the Corporations Law;

          (ii) if no accounting standard applies under the Corporations Law in relation to an accounting practice, the standards acceptable to the Australian Accounting Research Foundation, including:

                 (A)  the Australian Accounting Concepts;

                 (B)  the Australian Accounting Standards; and

                 (C)  the Approved Accounting Standards; and

          (iii) if no accounting standard applies under clause 1.3(a)(i) or 1.3(a)(ii), the accounting practice agreed within a reasonable time between the parties and, failing agreement, the accounting practice determined under clause 1.3(b).

     (b) If the parties do not agree under clause 1.3(a)(iii), the matter must be referred as soon as practicable to the President of the Institute of Chartered Accountants in Australia or his nominee for determination of the appropriate accounting practice. Any party may make the referral under this clause 1.3(b).

     (c) A determination under clause 1.3(b) is final and binding on the parties.

     (d) In making a determination under clause 1.3(b), the President of the Institute of Chartered Accountants or his nominee acts as an expert, not as an arbitrator.

1.4  Inconsistency

     (a) This Agreement is entered into in pursuance of Clause 4.2 of the Joint Venture Agreement and is intended to more fully set out the respective rights and obligations of the Shareholders. This Agreement is to be read with and incorporated into the Joint Venture Agreement. If a provision of this Agreement is inconsistent with a provision of the Joint Venture Agreement, the provision in the Joint Venture Agreement must be regarded as negatived or varied to the extent only of the inconsistency.

     (b) If any of the provisions of this Agreement are inconsistent with the Articles the terms of this Agreement prevail, to the extent of the inconsistency, and the Shareholders must take all necessary action to amend the Articles so that they are consistent with this Agreement

2.  INITIAL CONTRIBUTIONS

2.1 On Closure Foxtel must pay to XYZ the amount specified in the XYZ Closure Notice (`the Initial Foxtel Contribution').

2.2 Subject to Closure occurring and the delivery of the Closure Notice by XYZ to Foxtel, the payment of the Initial Foxtel Contribution will constitute an application by Foxtel for 2 Shares of $1.00 each and a loan to XYZ of the balance (`the Foxtel Loan').

2.3  Upon receipt of the Initial Foxtel Contribution, XYZ must:

     (a)  issue and allot 2 Shares to Foxtel;

     (b)  issue a share certificate to Foxtel in respect of 2 Shares;

     (c) pay half of the proceeds of the Foxtel Loan to each of UIH Australia and Century in repayment of half of XYZ's outstanding loans to those parties or their Affiliates;

     (d) appoint Mark Booth and Richard Freudenstein to each of the XYZ Boards as representatives of Foxtel;

     (e) convert all remaining loans from Century and UIH Australia from $US into $Australian at an exchange rate of $A1.00=$US0.75.

2.4  Unless and until otherwise agreed in writing between Newco and Foxtel:

     (a)  the auditors of XYZ will be Deloitte Touche Tohmatsu;

     (b) the financial year of XYZ will commence on 1 July of each year and terminate on 30 June of the following year; and

     (c) the secretary of XYZ will be Patrick Delany or any other person as may be appointed by the Board.

2.5 At the first meeting of the Board after Closure, the Board shall consider expenditure limits and other limitations on Newco employees who perform Designated Roles as contemplated by clause 3.5(b) of the Newco Personnel Agreement and any other employee of XYZ as the Board may consider appropriate.

2.6 The parties will amend the Memorandum and Articles of Association after Closure for the purposes of this Agreement and the Joint Venture Agreement.

3.  REPRESENTATIONS AND WARRANTIES

3.1 Subject to all matters disclosed to Foxtel prior to Closure in the Disclosure Material, Newco represents and warrants to Foxtel as at the date of this Agreement and as at Closure that:

     (a) it is a company duly incorporated and validly existing under the laws of New South Wales and has all requisite powers to own property and has the necessary power to bind itself in the manner contemplated by this Agreement and to execute, deliver and perform this Agreement and to become bound by it;

     (b) this Agreement has been validly executed and delivered by Newco and constitutes the valid, binding and enforceable obligations of Newco in accordance with its terms, subject to the discretionary authority of a court in granting equitable remedies and all applicable bankruptcy and insolvency laws;

     (c) prior to the transactions contemplated by Clause 2 and other than as contemplated by this Agreement or the Joint Venture Agreement, it is the legal and beneficial owner of all the shares in XYZ and the XYZ

          Group and there are no agreements, arrangements or understandings to issue further Shares or other securities in XYZ or in the XYZ Group;

     (d) other than the Subsidiaries comprised in the XYZ Group there is no other person which XYZ controls the board of, has invested in or has agreements, arrangements or understandings to control which are necessary or desirable to conduct the Business;

     (e) (other than as contemplated by the Joint Venture Agreement) no company in the XYZ Group is a party to any agreements, arrangements or transactions with any party or Affiliate of any party to the Joint Venture Agreement;

     (f) the marketing consultancy agreement between East Coast Pay Television Pty Limited (ACN 003 546 272) and XYZ has been terminated;

     (g) all employment contracts and motor vehicle leases between XYZ and the individuals listed in Schedule 1 of the Newco Personnel Agreement have been or will be (with adjustment from Closure) validly novated in favour of Newco without variation except that the obligations of XYZ are now or will be the obligations of Newco;

     (h) XYZ has appropriately accounted for income tax payable on all salaries paid by XYZ up to Closure in all material respects;

     (i) the information provided by XYZ to Telstra in the course of the due diligence was true and accurate and complete in all material respects;

     (j) the Programming Licence Agreements currently in force permit the broadcast of the Programs by means of MDS, satellite and cable and that the sub-licensing arrangements under the Program Licence Agreement, Channel Supply Agreement and Cable Distribution Agreement do not constitute a breach of the Programming Licence Agreements;

     (k) other than the Software Licences no other software licence or software is used in the conduct of the Business;

     (l) XYZ has made reasonable endeavours prior to Closure to ensure that the Programs do not breach Australian censorship rules;

     (m) XYZ will exercise reasonable endeavours to prosecute the Trade Marks to registration; and

     (n) Schedule 1 of the Newco Shareholders Deed constitutes the only mechanism under which Century or UIH can dispose of its respective Securities owned by it in or loans made by it to Newco and that the mechanism for pre-emption between Century and UIH is to the same practical effect (including as to determination of Fair Market Value) as Schedule 1 to this Agreement and that Schedule 1 of the Newco Shareholders Deed shall not be materially amended without Foxtel's consent (which shall not be unreasonably withheld) during the Term.

3.2 Foxtel represents and warrants to Newco as at the date of this Agreement and as at Closure:

     (a) it is a Company duly incorporated and validly existing under the laws of New South Wales and has all requisite powers to own property and has the necessary power to bind itself in the manner contemplated by this Agreement and to execute, deliver and perform this Agreement and to become bound by it;

     (b) this Agreement has been validly executed and delivered by Foxtel and constitutes the valid, binding and enforceable obligations of Foxtel in accordance with its terms, subject to the discretionary authority of a court in granting equitable remedies and all applicable bankruptcy and insolvency laws; and

3.3 All warranties given by Newco and its Affiliates under this Agreement and the Joint Venture Agreement (`Warranties') are given subject to the matters fairly and accurately disclosed in the Disclosure Material.

3.4 Foxtel or its Affiliates cannot make a claim against Newco Century or UIH for breach of the Warranties or in respect of any matter the subject of a Warranty, or number of claims whether arising out of the same or similar circumstances, unless and until that claim or those claims when aggregated with all other claims exceeds $296,000 (`the Threshold'). For the purposes of determining whether Newco is liable once the Threshold is exceeded any claim by Foxtel (or number of claims arising out of the same or similar circumstances) must exceed $25,000 and Newco is not liable for any claim of less than $25,000. Newco is only liable for the amount by which the claim exceeds the Threshold.

3.5 Foxtel may not claim for breach of the Warranties unless reasonable particulars of the claim (specifying the breach or other event to which such claim shall relate and the amount claimed in respect thereof) have been given to Newco in writing within 2 years from Closure.

3.6 If a breach of a Warranty results in an expense, loss, damage or cost to XYZ, then each Shareholder must contribute funds to XYZ in proportion to their respective Economic Entitlement for such expense, loss, damage or cost.

3.7 Payment of any claim under any warranty which fully compensates Foxtel in respect of the loss to which the claim relates shall satisfy any claim which is capable of being made under any other warranty or on any other basis, whether contractual or otherwise, in respect of the same subject matter unless Foxtel identifies a separate and distinct loss.

3.8 On receipt of a claim from Foxtel, Newco may, at its cost, attempt to remedy the cause of the claim (where such cause is remediable) within a reasonable period in the circumstances (but in no event longer than 60 days). If the claim cannot be remedied to Foxtel's reasonable satisfaction in that period then Foxtel shall be at liberty to pursue any claim it may have under this Agreement.

3.9 Where a breach of any of the warranties is in respect of a matter where any of the XYZ Group is insured against any loss or damage arising therefrom, Foxtel shall not make any claim against Newco under the warranties without first procuring that the relevant company in the XYZ Group makes a claim against its insurers for compensation for such loss or damage suffered and thereafter any claim against Newco shall be limited (in addition to all other limitations on Newco's liability elsewhere referred to in this Agreement) to the amount by which the amount of the loss or damage suffered by Foxtel as a result of such breach shall exceed the compensation paid or payable by the said insurers to the relevant XYZ company or Foxtel.

3.10 If any claim under the warranties shall arise by reason of some liability of a company in the XYZ Group which, at the time the claim is notified to Newco, is contingent only, the claim shall not contribute towards the Threshold and Newco shall not be under any obligation to make any payment to Foxtel in respect of such claim until such time as the contingent liability shall become an actual liability at which time the claim shall contribute towards the Threshold, but Foxtel must, at Newco's cost, render Newco and the XYZ Group all reasonable assistance in the mitigation of any loss in respect of that claim, including in the institution or defence, or conduct of legal proceedings, whether by allowing the use of their name, provision of evidence or otherwise.

4.   MANAGEMENT OF XYZ GROUP

4.1  Board of Directors

     (a)  The XYZ Boards will each consist of 4 voting directors.

     (b) For so long as a Shareholder holds an Economic Entitlement of at least 40% in XYZ that Shareholder must appoint 2 directors to each of the XYZ Boards and for so long as Newco and Foxtel holds an Economic Entitlement of at least 40% in XYZ, then:

          (i) Newco and Foxtel will each only have one vote at meetings of each of the XYZ Boards; and

          (ii) any decision of an XYZ Board must include an affirmative vote from a representative of each of Newco and Foxtel.

     (c) If, from time to time, either Newco or Foxtel's Economic Entitlement in XYZ is less than 40%, then the relevant party will not be entitled to any representation on any of the XYZ Boards and the other party must appoint further representatives in substitution and clause 4.1(e) shall not apply.

     (d) Each of Newco and Foxtel must ensure that it promptly appoints and removes directors and, if necessary and appropriate from time to time, vote or consent to action with respect to its Shares so that the XYZ Boards are structured in the form contemplated by this clause 4.1.

     (e) A quorum for a meeting of the Board is 2, of which 1 must be a representative of Newco and 1 must be a representative of Foxtel.

     (f) The Directors of XYZ shall meet at least four (4) times per year (or more frequently as requested by any two Directors).

     (g) Each of Newco and Foxtel acknowledge that where any Director is appointed by any Shareholder under a right conferred by this Agreement to represent the interests of that appointor, that Director, in performing any of his duties or exercising any power, right or discretion as a Director in relation to any company in the XYZ Group, shall be entitled to have regard to and represent the interests of that appointor and to act on the wishes of that appointor provided that in each case an honest and reasonable director could have formed the view that, in so doing, the director was acting bona fide in the best interests of the XYZ Group as a whole.

4.2  Chairman

     (a)  The chairman of each of the XYZ Boards shall not have a casting vote.

     (b)  The chairman of an XYZ Board shall be appointed annually.

     (c) For so long as Newco and Foxtel have the same number of directors on the Board, the chairman of the Board shall alternate every year between a chairman appointed by Newco and a chairman appointed by Foxtel.

     (d) For the year commencing on the date of this Agreement, the first chairman of XYZ shall be appointed by Newco and shall be Andrew Tow.

4.3  Decisions to be made by the Board

     (a)  All decisions of each XYZ Board must be unanimous.

     (b)  The following matters must be decided by the Board:

          (i) approval, adoption or variation of the Master Business Plan and Annual Budgets as well as any repeal, amendment or modification thereof;

          (ii) amending or varying this Agreement, the Joint Venture Agreement, the Channel Supply Agreement, the XYZ Management Agreement, the Program Licence Agreement, the Newco Personnel Agreement, or changing the memorandum and articles of any of the companies in the XYZ Group;

          (iii) admitting other shareholders to the XYZ Group or issuing or redeeming any shares of Newco or Foxtel in the XYZ Group;

          (iv)    changing the name or Genre of the Channels;

          (v) terminating or dissolving any or all companies in the XYZ Group other than in accordance with the terms of this Agreement;

          (vi) permitting or requiring additional capital or other contributions to be made to the XYZ Group which are not provided for in the Master Business Plan or the Annual Budget;

          (vii) incurring any indebtedness in the name or for the account of the XYZ Group which is not provided for in the Master Business Plan or the Annual Budget;

          (viii) issuing any equity, debt or other securities of the XYZ Group other than as provided under the Master Business Plan or the Annual Budget;

          (ix) paying interest (and the rate of interest) on any loan made by a Shareholder to any company in the XYZ Group;

          (x) approving distributions of property of the XYZ Group other than as provided under the Master Business Plan or the Annual Budget;

          (xi) commencing, settling or abandoning any litigation or dispute for an amount in excess of $10,000 relevant to the XYZ Group (other than against one of the shareholders);

          (xii) entering into any expenditure or any contractual obligation or commitment under which the XYZ Group will incur a liability (contingent or otherwise) in excess of $20,000, other than as provided under the Master Business Plan or the Annual Budget;

          (xiii) XYZ establishing a new channel company or channel other than Channelco5 or Channelco 6;

          (xiv) procuring any Channel Company to produce more than one channel;

          (xv)    varying the Existing XYZ Structure;

          (xvi)   changing XYZ's firm of accountants;

          (xvii) the matters requiring the approval of XYZ under the Newco Personnel Agreement or the termination of that agreement;

          (xviii) any amendment or variation of the Cable Distribution Agreement after novation of that agreement to XYZ or pursuant to clause
                  12.6 of the Joint Venture Agreement;

          (xix)   determining Call Dates(other than those specified in Schedule
                  2);

          (xx) matters requiring the approval of XYZ under the Joint Venture Agreement;

          (xxi)   any resolution of a Subsidiary Board;.

          (xxii) the acceptance of any financial accommodation or benefit provided or procured by a Shareholder to XYZ as a Contribution by that Shareholder;

          (xxiii) the entry into, variation or termination of any contract or arrangement (whether legally binding or not) by XYZ with any of the Directors or any Shareholder or any party to the Joint Venture Agreement or with any Affiliate of a Director, a Shareholder or a party to the Joint Venture Agreement;

          (xxiv) ceasing to conduct or changing the nature or scope of the Businesses carried on for the time being or commencing any new business not being ancillary or incidental to the Business;

          (xxv) entry into of any material contract or arrangement outside the ordinary course of the Business; and

          (xxvi) the delegation of any of the above matters or to change or amend or permit any power or authority of the Directors to be delegated to an XYZ employee, a Relevant Manager, or individuals who perform Designated Roles as contemplated by clause 3.5(b) of the Newco Personnel Agreement.

4.4  Shareholder Obligations

     (a) Unless and until otherwise agreed in writing between the Newco and Foxtel and except as otherwise provided or contemplated in this Agreement or in the Master Business Plan both Newco and Foxtel, shall exercise their powers in relation to XYZ both under this Agreement and as Shareholders (insofar as they lawfully can) so as to ensure that XYZ does the following:

          (i) carries on and conducts the Business in a proper and efficient manner in accordance with sound business practice and for XYZ's benefit and so as to give effect to the Master Business Plan and the Annual Budget;

          (ii) performs and complies with all obligations on its part under this Agreement, the XYZ Management Agreement, the Newco Personnel Agreement or the Channel Supply Agreement and complies with the restrictions imposed on it under the Articles;

          (iii)  transacts all of its Business on arm's length terms;

          (iv) maintains with a well established and reputable insurer adequate insurance against all risks usually insured against by companies carrying on the same or a similar Business and including, without limitation, for the full replacement or reinstatement value of all its assets of an insurable nature;

          (v) not acquire, dispose, hire, lease, or license or receive leases or licenses of any assets, goods, rights or services otherwise than at the best price reasonably obtainable in the circumstances;

          (vi) keeps books or account and make true and complete entries in them of all its dealings and transactions of and in relation to its business;

          (vii) adopts accounting policies and standards as may from time to time be generally accepted in Australia when it prepares its accounts;

          (viii) provides each Shareholder within one week of the end of each calendar month with:

                 (A) unaudited management accounts for that month in a form acceptable to the Board; and

                 (B) cash flow forecasts for a period of 12 months from the end of each quarter;

          (ix) keeps each of the Shareholders fully informed as to all its financial and business affairs relating to the Business; and

          (x) if XYZ requires any approval, consent or licence for the carrying on of its Business in the places and in the manner in which it is for the time being carried on or proposed to be carried on, uses its best endeavours to obtain and maintain the same in full force and effect.

          The word XYZ where used in this clause is taken to include each company in the XYZ Group and this clause shall apply equally with necessary changes in relation to each XYZ Group company as in relation to XYZ.

     (b) A quorum for a meeting of Shareholders is 2, of which 1 must be a representative of Newco and 1 must be a representative of Foxtel.

4.5  Execution of Agreements

     (a) Any agreement requiring the unanimous approval of the Board under Clause 4.3(b), must be signed by a representative of each of Newco and Foxtel.

     (b) The Board may delegate authority to execute an agreement or a specified class of agreements to a Relevant Manager or a person performing a Designated Role under the Newco Personnel Agreement.

4.6  XYZ Consultancy Services

     XYZ agrees to provide the following services to Foxtel following Closure:

     (a) further advice on channel branding, including on air "look" and graphics;

     (b)  further advice on channel marketing and promotion.

     In consideration of those services outlined in clauses 4.6(a) and 4.6(b), Foxtel shall pay to XYZ an amount calculated as follows:

     (c) in respect of the Channel Red, if it changes its name to "V", not less than $530,000 and not more than $1,000,000; and

     (d) in respect of the Channel Max, if it changes its name to "Fox Kids", not less than $385,000 and not more than $1,000,000.


4.7  Wasted Assets

     As soon as practicable after Closure, Foxtel shall acquire the Wasted Assets for the values of those assets as set out in Schedule 3.

5.   MASTER BUSINESS PLANS AND ANNUAL BUDGETS

5.1  Master Business Plans

     (a) The Shareholders must procure the XYZ Group to implement the Master Business Plan.

     (b) On or before the expiry of a Master Business Plan the Board must develop and implement a new Master Business Plan for the following 10 year period, which will be based on the same principles underlying the expiring Master Business Plan, subject to any changes that the Board may unanimously require.

5.2  Annual Budgets

     (a) The first Annual Budget shall be the Original Master Business Plan unless varied pursuant to Clause 4.8 of the Joint Venture Agreement.

     (b)  The Call Dates for the first Annual Budget are as specified in
          Schedule 2. Schedule 2 is deemed to be part of the Original Master Business Plan.

     (c) No less than 90 days before the end of the each Financial Year the Board must instruct the Finance Director to prepare in consultation with the Relevant Managers an Annual Budget for the XYZ Group which must:

          (i) provide for all expenses and liabilities of the XYZ Group, which must include, without limiting the foregoing, Newco General Overhead and all costs associated with premises occupied by or agreed to be occupied by XYZ;

          (ii)  reconcile to the Master Business Plan;

          (iii) specify any proposed variations from or extension to the Master Business Plan for the approval of the XYZ Board; and

          (iv) otherwise incorporate, and provide for the implementation of, all decisions of the Board.

     (d) The Board must approve that proposed Annual Budget with any amendments it deems necessary at least 30 days before the beginning of each Financial Year.

     (e) Once approved, the Board must specify before the commencement of the Financial Year the Contributions and Call Dates for the relevant Financial Year, and are deemed part of the Annual Budget.

     (f) On approval by the Board, the proposed Annual Budget is adopted as the Annual Budget for the relevant Financial Year.

     (g) XYZ must, and must procure each of the Channel Companies to, conduct its business in accordance with the Annual Budget for the relevant Financial Year reflected in that Annual Budget.

     (h) Pending or failing approval by the Board of any proposed Annual Budget, the Annual Budget last adopted by the Board continues in effect, with all relevant amounts increased by 7.5% per annum.

6.   FUNDING PRINCIPLES

6.1  Variation to Joint Venture Agreement

     The parties agree that Clause 4.2A of the Joint Venture Agreement is deleted and substituted with the following Clause 6.2. All references to Clause 4.2A in the Joint Venture Agreement shall be deemed to be references to Clause 6.2 in this Agreement.

6.2  Contributions

     All parties agree, subject to any Master Business Plan:

     (a) capital or funding required by XYZ shall be contributed by the Shareholders in proportion to their respective Economic Entitlement, or in such adjusted percentages as result from the operation of clause 6.2(e), in the same character (eg. debt or Securities) and in the same manner and at the same time or times referred to in the Annual Budget or as unanimously resolved by XYZ;

     (b) XYZ must give each Shareholder not less than 7 days written notice of each Call Date;

     (c) a Shareholder may not require repayment by XYZ of any loans to XYZ or redemption of any Securities in XYZ without the prior consent of the other Shareholder. UIH or Century may require repayment by XYZ of either of their respective loans to XYZ provided that the funds to repay such loans are provided by Newco;

     (d) XYZ may only repay any loan to a Shareholder or redeem any Securities if it also repays or redeems (as the case may be) an amount at the same time to the other Shareholder in proportion to that other Shareholder's Economic Entitlement;

     (e) if a Shareholder does not make a Contribution within 14 days of the relevant Call Date (time of the essence) (a `Non-Contributor') then the Non-Contributor's Economic Entitlement is diluted accordingly;

     (f) if a Shareholder's Economic Entitlement in XYZ falls below 40% then it shall be deemed to have given a Sale Notice to the other Shareholder in accordance with Schedule 1.

6.3  All Contributions must be made in $Australian

7.   FINANCIAL STATEMENTS AND DISTRIBUTIONS

7.1  Financial Statements

     The Shareholders must:

     (a) cause XYZ to keep accurate and proper accounts and records in relation to its Business in such form as will enable a full and adequate audit to be undertaken; and

     (b) procure an annual audit by a qualified independent auditor of all accounts, records and documents to be kept in accordance with this Agreement within 30 days of the end of each financial year during the term of this Agreement and within 30 days of the termination of this Agreement; and

     (c) on completion of the audit, cause preparation of financial statements in accordance with the accounting standards specified in Clause 1.3.

7.2  US Reporting

     In addition to the financial statements prepared under Clause 7.1(c), XYZ must prepare in respect of each calendar quarter (within 50 days after the end of that quarter) and each Financial Year, financial statements which conform to the generally accepted accounting principles as applied by the accounting profession in the USA. Newco will be responsible for all costs incurred by XYZ in preparing such financial statements. Foxtel shall not have access to such financial statements unless it reimburses Newco for half of such costs.

7.3  Distributions

     (a) The unanimous approval of the Board is required for any declaration of dividends or other distributions of profit.

     (b) The Shareholders are entitled to receive dividends or other distributions of profit in proportion to their Economic Entitlement from time to time.

     (c) With the unanimous approval of the Board, the Shareholders may be paid their distribution of profit by way of management fees or interest on loans.

     (d) If the unanimous approval of the Board is not obtained under Clause 7.3(a), and if in respect of any Financial Year of XYZ, XYZ has profits for distribution, the Shareholders shall ensure that, in the absence of agreement between them to the contrary, 100% of those profits are distributed by way of cash dividends among the Shareholders within 3 months after the end of that year, subject to the application of reasonable and proper reserves for working capital in accordance with any applicable Master Business Plan.

7A.  INTELLECTUAL PROPERTY

7A.1 All Intellectual Property created or developed after the date of this Agreement by XYZ (or by Newco through its employees or consultants on behalf of XYZ pursuant to the Newco Personnel Agreement or the XYZ Management Agreement or by Foxtel as a Relevant Manager through its employees or consultants pursuant to the XYZ Management Agreement) shall constitute the property of XYZ. Newco and Foxtel shall execute any forms or other documents, including assignments necessary to secure or protect XYZ's title to the Intellectual Property including rights arising under a license agreement) in any country of the world. This obligation will continue throughout any phase of prosecution and maintenance of any application or registration of any Intellectual Property and also throughout the lifetime of any copyright.

7A.2 XYZ shall be responsible for protecting and ensuring public notification of the existence of the Intellectual Property (including copyright) and, if necessary, obtaining an assignment of any copyright to XYZ.

7A.3 Either Shareholder ("the Requesting Shareholder") may request the Board to take legal action in respect of any infringement or alleged infringement by any third person of any Intellectual Property. If the Board does not unanimously approve of such action, then XYZ must nevertheless take such legal action if the Requesting Shareholder agrees to be responsible for all costs incurred in pursuing such action.


8.   RESTRICTIONS ON TRANSFER

8.1 The parties agree that Schedule 7 of the Joint Venture Agreement is deleted and substituted by Schedule 1 to this Agreement.

8.2 A Shareholder may not sell, dispose or transfer Shares except as provided in Schedule 1 of this Agreement. A Shareholder may issue a Sale Notice at any time after but not before 3 years after the date of the Joint Venture Agreement.

9.   FOXTEL'S RIGHT OF PRE-EMPTION IN NEWCO

9.1  Issue of Newco Sale Notice

     Century and UIH agree that if a Sale Notice is issued (or deemed to be issued) by one (`the Seller') to the other (`the Remaining Party') under
     Schedule 1 of the Newco Shareholders Deed in respect of all of the Seller's Securities in Newco (`the Newco Securities') and the Remaining Party does not accept the offer by the Seller, then before the Seller can offer its holding of Securities in Newco to a third party:

     (a) the Seller must give written notice to Foxtel (`the Pre-emption Notice') agreeing to sell the Newco Securities to Foxtel at the same price at which the Newco Securities had been offered to the Remaining Party (which shall not exceed the Fair Market Value (as defined in the Newco Shareholders Deed) for those Securities);

     (b) Foxtel must respond in writing within 7 days after issue of the Pre-emption Notice either:

          (i)  accepting the offer of the Newco Securities; or

          (ii) advising that they do not wish to purchase the Newco Securities,

          and if Foxtel does not respond within 7 days, Foxtel is deemed to have advised under paragraph (ii) that it does not wish to purchase the Sale Securities; and

     (c) any sale to a third party shall not be at a price less than the price last offered to Foxtel and any third party must enter into a deed of accession agreeing to be bound by the terms of this Agreement.

9.2  Acceptance of Offer

     If Foxtel accepts the offer in respect of all of the Newco Securities, then Foxtel must purchase and the Seller must sell the Newco Securities and completion of the sale and purchase of the Newco Securities must take place in accordance with the procedures contained in paragraph 11 of the Newco Shareholders Deed and Foxtel must execute and deliver to the other parties to the Newco

     Shareholders Deed a deed of accession agreeing to be bound by the terms of the Newco Shareholders Deed.

9.3  Assignment of Newco agreements on completion

     On completion of the sale of the Newco Securities to Foxtel, the Remaining Shareholder may:

     (a) procure Newco to novate and assign (in which case Newco must) the Newco Personnel Agreement, the XYZ Management Agreement and all other agreements pursuant to which Newco provides management services to other parties to another company in which the Remaining Shareholder has Effective Control (`Newco.II');

     (b) procure Newco to terminate (in which case Newco must) the employment of its key management personnel, being those persons then performing services for XYZ under the Newco Personnel Agreement; and

     (c) procure Newco.II to offer employment to those persons on terms and conditions identical to those on which they were employed by Newco,

     and Foxtel agrees to procure Newco to comply with its obligations under this clause and offer all other such reasonable assistance as Newco may require.

9.4  Newco.II Control

     The Remaining Shareholder must not permit Newco.II to enter into any agreement or understanding for the provision of the services of those individuals who fulfil Designated Roles as contemplated by clause 3.5(b) of the Newco Personnel Agreement to any other person unless the Remaining Shareholder has Effective Control over the other person.

9.5  Effective Control

     For the purpose of this Clause, the Remaining Shareholder has `Effective Control' of a person if the Remaining Shareholder has no less than the right to veto the approval of business plans/budgets of that person.

10.  CHANNEL NAME CHANGE

10.1 Foxtel and Newco agree to maintain and develop the on-air look of both Red and Max and shall promote both channels but Newco and Foxtel agree that the expenses of so doing shall be reasonable.

10.2 If Newco wishes to use either of the names Max or Red following Closure and those names are not being used by XYZ it shall purchase that name subject to the following:

     (a) the purchase price shall be not less than $385,000 and not more than $1,000,000 in the case of Max and in the case of Red shall be not less than $530,000 and not more than $1,000,000;

     (b) Newco shall be entitled to use graphical and interstitial materials associated with the names purchased; and

     (c) use of the names shall be restricted to channel names and the names, graphical or interstitial material cannot be used otherwise anywhere in the world.

10.3 UIH may always use the name Max (but not graphical or interstitial materials developed by XYZ) in connection with channels outside Australia.

11.  AMENDMENT TO CLAUSE 6.7(a) JOINT VENTURE AGREEMENT

     On Closure clause 6.7(a) of the Joint Venture Agreement is amended by deleting the word `Channels' where appearing and replacing it with the expression `Licence A Package'.

12.  GENERAL

12.1 Termination

     This agreement terminates on the termination of the Joint Venture
     Agreement.

12.2 Further Assurance

     Each party will provide the information, co-operation and assistance which any other party reasonably requires to comply with any terms of this Agreement, and obtain any consents, approvals or permits required by or as a result of this Agreement.

12.3 Assignment

     (a) The respective rights and obligations of each party are not assignable by that party except in accordance with clause 8.

     (b) This agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted assigns.

     (c) Nothing expressed or implied in this agreement is intended to confer on any person, other than the parties and their respective permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this agreement, unless that person is expressly stated to be entitled to those rights, remedies or claims.

12.4 Notices

     All notices, documents and information exchanged between the parties will be sent by courier or facsimile to the address of such party as set out in accordance with the Joint Venture Agreement.

12.5 Counterparts

     This Agreement may be executed in a number of counterparts, each of which shall be taken together, when duly executed by all named parties to the Agreement and from exchange, to constitute a single Agreement.

12.6 Severability

     Any provision of this Agreement which is illegal, void or unenforceable by or contrary to law will be ineffective to the extent only of that illegality, voidness or unenforceability by or contrariness to law, without invalidating the remaining provisions of this Agreement. In such event, the parties shall negotiate in good faith a new provision which is not illegal, void or unenforceable by or contrary to law and which provides, or would provide the parties, with the same or equivalent benefits and participation as are provided by the provision which is illegal, void or unenforceable by or contrary to law.

12.7 Costs and Expenses

     Except as otherwise specifically provided in this Agreement, each party must pay its own costs and expenses incidental to this Agreement.

12.8 No Partnership or Agency

     This Agreement does not constitute any party the agent of another or imply that the parties intend constituting a partnership or other form of association in which any party may be liable for the acts or omissions of another. No party has authority to pledge the credit of another.

12.9  Waiver

      (a) A waiver, forbearance, abandonment, election or estoppel of, or affecting:

           (A)  a term of this Agreement (including this clause 12.9);

           (B) a right, power, authority, discretion or remedy under this Agreement;

           (C) a right, power, authority, discretion or remedy created or arising on a breach of or default under this Agreement

           (D) the exercise of a right, power, authority, discretion or remedy referred to in either paragraphs (2) or (3).

           must be in writing, or, in the case of estoppel, must be based on a written statement signed by the party against whom the waiver, abandonment, election, forbearance or estoppel is claimed.

      (b) A failure or delay in the exercise, or a partial exercise, of a right, power, authority, discretion or remedy referred to in paragraphs (2) or (3) of clause 12.9(a) is not regarded as either a waiver, forbearance, abandonment or election or the basis of an estoppel, of or affecting any thing referred to in clause 12.9(a).

12.10 Variation

      A variation of any term of this Agreement must be in writing and signed by the parties.

12.11 Governing Law

      This Agreement is governed by and is to be construed in accordance with the laws of New South Wales and the parties submit to the non-exclusive jurisdiction of the courts for that jurisdiction.

EXECUTED by the parties as an agreement:


SIGNED for CENTURY UNITED           )
PROGRAMMING VENTURES                )
PTY LIMITED (ACN 069 957 759)       )
by its authorised representative in )
the presence of:                    )

                                          /s/ Donald F. Hagans
                                          ------------------------------
                                          Authorised Signatory


/s/ Anthony Serone                            Donald F. Hagans
- -------------------------------           ------------------------------
Witness                                   Name (please print)


    Anthony Serone                        Director
- -------------------------------           ------------------------------
Name (please print)                       Position




SIGNED for FOXTEL                   )
MANAGEMENT PTY LIMITED              )
(ACN 068 671 938) by its authorised )
representative in the presence of:  )

                                          /s/ R. Freudenstein
                                          -----------------------------
                                          Authorised Signatory


/s/ Emma Moloney                          R. Freudenstein
- -------------------------------           ------------------------------
Witness                                   Name (please print)


    Emma Moloney                          Attorney
- -------------------------------           ------------------------------
Name (please print)                       Position



SIGNED for                          )
XYZ ENTERTAINMENT PTY               )
LIMITED (ACN 066 812 119) by its    )
authorised representative in the    )
presence of:
                                          /s/ Donald F. Hagans
                                          ------------------------------
                                          Authorised Signatory


/s/ Anthony Serone                            Donald F. Hagans
- -------------------------------           ------------------------------
Witness                                   Name (please print)


    Anthony Serone                        Director
- -------------------------------           ------------------------------
Name (please print)                       Position

SIGNED for CENTURY                  )
PROGRAMMING VENTURES                )
CORP. by its authorised Attorney in )
in the presence of:                 )

                                          /s/ Patrick Delaney
                                          ------------------------------
                                          Authorised Signatory

/s/ Paul Melville
/s/ Anthony Serone                            Patrick Delaney
- -------------------------------           ------------------------------
Witness                                   Name (please print)

    Paul Melville
    Anthony Serone                        Attorney
- -------------------------------           ------------------------------
Name (please print)                       Position




SIGNED for UIH AUSTRALIA            )
PROGRAMMING INC by it               )
authorised representative in the    )
presence of:                        )
                                          /s/ Donald F. Hagans
                                          ------------------------------
                                          Authorised Signatory


/s/ Anthony Serone                            Donald F. Hagans
- -------------------------------           ------------------------------
Witness                                   Name (please print)


    Anthony Serone                        Director
- -------------------------------           ------------------------------
Name (please print)                       Position

                        SCHEDULE 1:  PRE-EMPTIVE RIGHTS


The parties agree to the following provisions relating to transfers of Securities in and issued by XYZ by the owners or holders thereof (in each instance `Securityholders'). A reference to `the Agreement' means the agreement to which this schedule is annexed.

1.   Restriction on dealing with Securities

     Subject to the other provisions contained in this Schedule, in relation to
     XYZ:

     (a) no Securityholder may transfer or otherwise deal with any of its Securities or beneficial interest in Securities; and

     (b) no Securityholder may transfer or deal in any way with only part of its holding of Securities and any transfer or dealing must be with all of the Securities held by that Securityholder.

2.   Meaning of Transfer

     In this Schedule, `transfer' in relation to Securities includes any agreement, offer or options to assign, sell, mortgage, charge, pledge or security, or otherwise dispose of Securities or rights in respect of Securities or of any beneficial interest in Securities.

3.   Exemptions

     Paragraph 1(a) does not apply to a transfer of Securities in XYZ:

     (a) made by a Securityholder to any of its Affiliates provided that the Affiliate first executes in the Australian Capital Territory and delivers to the other parties a deed poll in favour of the other Securityholders in a form approved by all those parties, agreeing to be bound to this Agreement or the terms of the XYZ Shareholders Agreement (as the case may be) as if it were a party to this Agreement or the XYZ Shareholders Agreement (as the case may be);

     (b) made by an Affiliate of a Securityholder to any of the Securityholders' other Affiliates provided that the other Affiliate first executes in the Australian Capital Territory and delivers to the other parties a deed poll in favour of the other Securityholders in a form approved by all those parties, agreeing to be bound to this Agreement or the XYZ Shareholders Agreement (as the case may be) as if it were a party to this Agreement or the XYZ Shareholders Agreement (as the case may be).

     (c) consisting of a mortgage, charge or other security granted to a bank, acting in the ordinary course of ordinary banking business, where that bank has first executed in the Australian Capital Territory and delivered to the other parties a deed poll in favour of the parties to this Agreement in a form approved by all those parties, agreeing to be bound by the provisions of this Agreement or the XYZ Shareholders Agreement (as the case may be) applicable to it and, in particular this Schedule, as if it were a party to this Agreement or the XYZ Shareholders Agreement (as the case may be).

     (d) made in accordance with paragraphs 4 to 14 (inclusive) of this Schedule; or

     (e) made in accordance with or as contemplated by any other provision of the Agreement to which this is a Schedule.

     If a Securityholder (`transferee') holds Securities as a result of one or more transfers under para. 3(a), and it ceases to be a member of the Corporate Group (as defined below) it shall forthwith transfer the Securities to the first (if more than one in a series of transfers) transferor of the Securities (`transferor'). If the transferor does not exist or is not a member of the same Corporate Group as when the Securities were transferred by it, the transferee shall forthwith transfer the Securities to a member of the same Corporate Group as the transferor at the time the Securities were transferred by the transferor.

     A corporation is a member of the same Corporate Group as another corporation if that other corporation is its Affiliate.

4.   Giving Valuation Notice

     Unless an exemption in paragraph 3(a), (b) or (c) applies if any Securityholder (the `Seller') wishes or is required to transfer any of its Securities it must give written notice (`Valuation Notice') to the other Securityholders and the Board setting out particulars of the Securities to be transferred (the `Sale Securities') and agreeing to sell the Securities at Fair Market Value (as defined in paragraph 5 below) or if paragraph 15 applies, to transfer the Securities in accordance with paragraph 15 of this Schedule.

     A Valuation Notice is not revocable except with the prior written consent of all the Securityholders.

5.   Fair Market Value

     Subject to paragraph 15 below, for the purpose of this paragraph 5 Securities has the meaning given in the Agreement (but excluding `Contributions' represented other than by subscription for Securities that is, for avoidance of doubt, excluding loans or other financial accommodation for the benefit of XYZ) and for the purposes of this Agreement `Fair Market Value' means the value determined by reference to the following:

     (a) within 10 days after receipt of a Valuation Notice, the Board must nominate 2 duly qualified independent persons (`Valuers') to provide valuations of the Securityholder's Securities and provide to the Valuers the following instructions:

          (i) each valuation must, as far as possible, be prepared independently of the other valuations;

          (ii) each valuation must be made of the price at which all of the Securities might reasonably be expected to be sold as at the date of the Sale Notice assuming:

                (A)  a willing but not anxious buyer and seller;

                (B) a reasonable period within which to negotiate a sale having regard to the nature of the Securities and the state of the market for Securities of the same kind;

                (C) the Securities are reasonably exposed to the relevant market;

                (D) no account is taken of the value or other advantage or benefit, additional to market value, to the buyer incidental to ownership of the Securities being valued;

                (E) the Securityholder has sufficient resources to allow a reasonable period for the exposure of the Securities for sale;

                (F) a goodwill component may (in appropriate circumstances) be attached to the value of the Securities; and

                (G) the business is a going concern and will continue to be for the period of this Agreement and the rights under this Agreement have not expired or been terminated;

          (iii) each valuation must be completed as soon as reasonably practicable and in any event, within 45 days after instructions have been given to the Valuer;

          (iv) each valuation is to include all Securityholder loans or other financial accommodation to XYZ (and loans or other financial accommodation to XYZ by Century and UIH) as liabilities of XYZ;

          (v) if a Valuer requires any additional information, that Valuer should promptly and in any event within 10 days, request the information from the Securityholder and the Board of Directors of the relevant entity in which the Securities are issued.

          (vi) the Valuers each act as experts not as arbitrators, and their decision is final and binding on all parties;

          (vii) the costs of the Valuers must be borne by the Securityholders in proportion to their holding of Securities; and

          (viii) in all other respects, each Valuer may decide what procedures are to be followed in order to complete their respective valuation of the Securities and;

     (b) at all times, the Securityholder must provide all information and assistance reasonably requested by the Valuers on a timely basis to enable the Valuers to provide the valuations within the time periods in this paragraph 5.

     (c) Immediately after the Board of Directors obtains valuations of the Fair Market Value of the Securities and informs the Securityholders of those valuations, the Seller may, (and if it decides not to then the Seller shall pay all costs of the Valuers) then give a Sale Notice to the other Securityholders in accordance with paragraph 6 in respect of all its Securities at a price equal to the Fair Market Value, which shall be the average of the 2 valuations obtained under this paragraph. If the discrepancy between the 2 valuations obtained under this paragraph is greater than 20% of the average of the 2 valuations then the Valuers must appoint a third duly qualified independent person to provide a valuation of the Securities under the same instructions as in this paragraph and the Fair Market Value will be the average of the 2 closest valuations.

6.   Giving Notice

     The other Securityholders must then respond in writing to the Seller within 7 days after issue of a Sale Notice:

     (a)  accepting the offer of the Sale Securities; or

     (b)  advising that they do not wish to purchase the Sale Securities,

     and any Securityholder failing to give notice is deemed to have advised under paragraph 6(b) that it does not wish to purchase the Sale Securities.

     A Sale Notice is not revocable except with the prior written consent of all Securityholders.

7.   Acceptance of Offer

     If any Securityholder accepts the offer in respect of all of the Sale Securities, then, subject to paragraph 8, the Securityholders accepting the Offer must purchase and the Seller must sell the Sale Securities and paragraphs 9 and 10 shall have no force or effect (other than paragraph 10(b) and (c) of this Schedule, with the necessary changes).

8.   Excess Purchasers

     If under this Schedule there are any other Securityholders who wish to purchase more than the total number of Sale Securities then the Sale Securities must be shared between those Securityholders as follows:

     (a) between the Securityholders in proportion to their respective holdings of Securities, provided that:

     (b) no Securityholder is bound to acquire more Securities than it has accepted.

9.   Third Parties

     Subject to paragraph 7, in the 6 month period following the giving of a Sale Notice, the Seller may transfer all or part of the Sale Securities to any third party for a price not lower than the Fair Market Value. If and when the Seller reaches agreement with a third party for a price lower than the Fair Market Value, the Seller must give written notice to all other Securityholders setting out the terms of the proposed sale. Those Securityholders then have until the expiration of 7 days after the giving of the notice to elect to buy the Sale Securities or some of them. If any of those other Securityholders give notice electing to purchase the Sale Securities, then the Seller must sell and the Securityholders giving notice must purchase the whole of the Sale Securities.

10.  Transfer to Third Parties

     Subject to paragraph 7, if under paragraph 9 the Securityholders do not agree to buy the whole of the Sale Securities, or the sale is for a price not lower than the Fair Market Value, then the Seller may transfer the whole of the Sale Securities to the third party on the terms of the agreement, provided that:

     (a) the third party first executes in the Australian Capital Territory and delivers to the other parties a deed poll in favour of those parties in a form approved by all those parties agreeing to be bound by this Agreement and the XYZ Shareholders Agreement as if it were a party to this Agreement;

     (b) the third party shall before registration of the transfer make a Contribution (other than Securities) to and in respect of XYZ in the same form and amount as the Contribution (other than Securities) to be repaid to the Seller under paragraph 11(c) or 11(d) (as appropriate); and

     (c) the transfer to the third party is subject to the Seller obtaining all necessary consents from any Governmental Agency (including, if necessary and without limitation, any required under the Foreign Acquisitions and Takeovers Act 1975) either unconditionally or subject only to conditions as do not adversely affect XYZ or its activities or the shareholding in XYZ of any other Securityholder (and in particular, but without limitation, which do not require any other Securityholder to divest the whole or any part of its shareholding in XYZ or to restructure its own shareholding).

     In the event of the transfer to a third party of the whole of either Newco or Foxtel's interest in Securities of XYZ, then the relevant guarantee in clauses 14 and 15 of the Joint Venture Agreement shall no longer apply.

11.  Completion of Sale

     (a) Completion of any sale must be within 14 days after acceptance of the offer.

     (b) On completion the Seller shall be deemed to have transferred with the Sale Securities all the Seller's right, title and interest in the XYZ Group and the Channels to the purchaser of the Sale Securities.

     (c) If the Fair Market Value exceeds zero the Purchaser must pay to the Seller, in consideration of the Sale Securities, an amount equivalent to the Fair Market Value and XYZ must repay to the Seller all loans or other financial accommodation made by the Seller to XYZ (`the Sellers loans').

     (d) If the Fair Market Value is less than or equal to zero, the Purchaser must pay to the Seller $10.00 in consideration of the sale of the Sale Securities and XYZ must repay to the Seller in discharge of the Seller's Loan that amount certified by XYZ's auditors as the amount which would be repayable in respect of the Seller's loan if XYZ was wound up on that date (assuming realisation of values for XYZ's assets consistent with the valuation on which the Fair Market Value was determined). The Seller must on completion release XYZ from any obligation to pay the remaining balance of the Seller's loans.

12.  Nominee

     Any Securityholder may appoint a nominee to acquire in its place any Sale Securities which it is prohibited by law from acquiring, and subject to the approval of the other Securityholders (such approval not to be unreasonably withheld) and provided that the third party first executes in the Australian Capital Territory and delivers to the other parties a deed poll in favour of those parties in a form approved by all those parties, agreeing to be bound by this Agreement or the XYZ Shareholders Agreement (as the case may be) as if it were a party to this Agreement or the XYZ Shareholders Agreement (as the case may be) that nominee has the rights and duties under this Schedule which the nominating Securityholder would otherwise have had in respect of those Sale Securities.

13.  Time of Essence

     Time is of the essence of this Schedule.

14.  Multiple Notices

     Any Securityholder may give one or more Sale Notices but may only give one Valuation Notice in any six month period.

15.  Seller Default

     Notwithstanding any other provision of this Schedule or the Agreement, if any Securityholder (`the Seller') is deemed to have given a Sale Notice by reason of the application at any time of clause 6.2(f) to that Seller, all the provisions of this Schedule shall apply except that the Seller shall be entitled to receive in full consideration for the sale of all its Securities only repayment of the lesser of:

     (i) 80% of the total amounts paid up by the Seller on the Securities, irrespective of the number or market value of any Securities or loans held by the Seller in XYZ; and

     (ii) 80% of the Fair Market Value as determined pursuant to paragraph 5;
          and

     on completion 80% of the Seller's loans to XYZ (including, if the Seller is Newco, the loans to XYZ by each of Century and UIH) must be repaid in accordance with the principles referred to in paragraph 11 and the Seller must release XYZ from any obligation to repay the balance of such loans.

                            SCHEDULE 2 - CALL DATES

 Call Date (each shareholder)   A$000's
- ---------------------------------------
8 September 1995                  1,330
- ---------------------------------------
2 October 1995                    2,619
- ---------------------------------------
1 November 1995                   2,619
- ---------------------------------------
1 December 1995                   2,619
- ---------------------------------------
1995 TOTAL                        9,187
- ---------------------------------------
1 January 1996                    1,262
- ---------------------------------------
1 February 1996                   1,262
- ---------------------------------------
1 March 1996                      1,262
- ---------------------------------------
1 April 1996                      1,262
- ---------------------------------------
1 May 1996                        1,262
- ---------------------------------------
1 June 1996                       1,262
- ---------------------------------------
1 July 1996                         842
- ---------------------------------------
1 August 1996                       842
- ---------------------------------------
1 September 1996                    842
- ---------------------------------------
1 October 1996                      842
- ---------------------------------------
1 November 1996                     842
- ---------------------------------------
1 December 1996                     842
- ---------------------------------------
1996 TOTAL                       12,624
- ---------------------------------------
1 January 1997                      228
- ---------------------------------------
1 February 1997                     228
- ---------------------------------------
1 March 1997                        228
- ---------------------------------------
1 April 1997                        228
- ---------------------------------------
1 May 1997                          228
- ---------------------------------------
1 June 1997                         228
- ---------------------------------------
1997 TOTAL                        1,368
- ---------------------------------------
TOTAL                            23,179
- ---------------------------------------

                                   SCHEDULE 3

                       Redundant Equipment and Facilities



     Rack Area
     ---------

     MBF Rack Extended (3)                       $ 5,400
     Louth Server & Software                     $76,500
     Back Up Server                              $41,500
     Change Over Panel                           $ 5,500
     VDU and Keyboard/Trackball                  $ 1,600
     Sony 4 Pack Monitor (2)                     $ 6,200
     Ten XL Switcher (2)                         $ 6,000
     Emergency Switcher (2)                      $ 5,000
     DA Frame and PSU (2)                        $ 1,670
     VDAs (4 per service) (8)                    $ 3,156
     ADAs (7 per service) (14)                   $ 5,252
     Aphex Dominator (2)                         $ 6,700
     Aphex Compellor (2)                         $ 6,700
     Orban Stereo Simulator (2)                  $11,440
     VITs Inserter (2)                           $24,000
     Chyron Codi (6)                             $48,000
     Down Stream Keyer (6)                       $39,600
     Database Computer Rack Mount                $ 2,770
     VDU and Keyboard/Trackball                  $ 1,600
     CVR-45 Standards Convertor (2)              $55,600
     Audio Delay (2)                             $ 3,000
     Proc Amp (2)                                $20,000
     DA Frame and PSU (1)                        $   835
     VDAs (6)                                    $ 2,367
     ADAs (6)                                    $ 2,251
     Video Patch Panels (3)                      $ 1,320
     Video U Links (60)                          $ 1,680
     Audio Patch Panels (6)                      $ 8,352
     32 x 1 Monitor Switcher V.2A                $ 5,870
     Switcher Frame and PSU                      $   835
     4 x 1 O/P Switcher V.2A (2)                 $ 2,030

                                                           $402,728

     Work Station
     ------------

     Work Station Computer Rack Mount (2)        $  5,540


     VDU and Keyboard/Trackball (2)              $ 1,600
     Workstation Software                        $ 9,805
     Sony 4 Pack Monitor (2)                     $ 6,200
     BT100Y Video Monitors (3 per service) (6)   $11,400
     1450 Video Monitor (2)                      $ 4,800
     Wohler Audio Monitor (2)                    $ 5,000
     VU Display (2)                              $ 2,000
     Cooper Audio Mixer (2)                      $ 9,000
     CD Player (2)                               $12,000
     Louth Control Panel (2)                     $11,250
     Reduced Height Rack (2)                     $ 1,500
     Computer Rack Mount                         $ 2,770
     VUD and Keyboard/Trackball                  $   835
     Codi Hub and Software                       $15,000

                                                             $98,700

     Odetics tcs 90         No Machines          $410,000    $410,000
                            No profile


     Tape Preparation
     ----------------

     Turbo Tape Computer Rack Mount              $ 2,770
     VDU and Keyboard/Trackball                  $ 1,600
     Turbo Tape Software                         $21,575
     Composite Decoder                           $10,000
     1450 Picture Monitor                        $ 2,400
     Epson Printer                               $   700

     TOTAL                                                   $39,045

     Installation
     ------------

     Electrical                                  $10,000
     Cable                                       $20,000
     Connectors                                  $20,000
     Labour                                      $15,000
     Video Isolators (20)                        $ 8,940

                                                             $73,940

     GRAND TOTAL                                          $1,024,413